Exhibit 10.2

Amendment to
Transaction Award Agreement

This Amendment to Transaction Award Agreement (the “Agreement”) is entered into effective as of July 10, 2026, by and between Vaso Corporation (the “Company”) and Peter Castle (“Executive”), President and CEO of NetWolves, LLC (“NetWolves”).

BACKGROUND

The parties entered into that certain Transaction Award Agreement on May 4, 2026 (the “Agreement”). The parties desire to extend the Deadline provided for in the Agreement.

Now therefore, intending to be legally bound hereby, the parties agree as follows:

1. Section 1(a) of the Agreement is hereby amended and restated, in its entirety, as follows:

“(a) If the Transaction is consummated on or before the Deadline (defined below), the Company will award Executive an amount (the “Transaction Award”) equal to One Hundred Seventy-Five Thousand Dollars ($175,000.00). Notwithstanding anything to the contrary herein, the Transaction Award is subject to the additional conditions, restrictions and adjustments provided for in this Agreement (including, without limitation, under Sections 1(b) and 3 below). “Deadline” means July 31, 2026.

2. No Other Changes. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect, and the parties hereby ratify and confirm the Agreement, as amended hereby.

3. Defined Terms; Incorporation. Capitalized terms used but not otherwise defined in this Amendment have the meanings given to them in the Agreement. This Amendment is incorporated into, and shall be deemed a part of, the Agreement for all purposes.

4. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws that govern the Agreement, without giving effect to any choice-of-law or conflict-of-law provision or rule that would cause the application of the laws of any jurisdiction other than the jurisdiction whose laws govern the Agreement.

5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Entire Agreement. This Amendment and the Agreement, as amended hereby, express the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations by the parties with respect to such subject matter. This Amendment may be amended only in a writing executed by both parties. Executive acknowledges that he has not relied on any promises, commitments or representations not expressly set forth in this Amendment or the Agreement, as amended hereby.

7. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. Electronic signatures are intended to authenticate this Amendment and shall have the same force and effect as manual signatures.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VASO CORPORATION

By:	/s/ Jun Ma
Jun Ma, President

/s/ Peter Castle
Peter Castle

[Signature Page to Amendment to Transaction Award Agreement]